Exhibit 10.14

AMENDMENT TO MOORE WALLACE INCORPORATED 2003 LONG TERM INCENTIVE PLAN

The Moore Wallace Incorporated 2003 Long Term Incentive Plan, as amended October 15, 2003 (the “Plan”) is hereby amended as follows effective February 27, 2004. All defined terms not defined herein shall have the definitions set forth in the Plan.

1.	The term “Company” shall mean R.R. Donnelley & Sons Company.

2.	“Common Shares” shall mean the shares of common stock of the Company.

3.	The number of Common Shares which may be issued pursuant to Awards under the Plan shall not exceed 6,300,000 (and in determining the number of Common Shares which may be issued pursuant to Awards under the Plan, Awards made in respect of common shares of Moore Wallace Incorporated shall be adjusted in the same manner that common shares of Moore Wallace Incorporated and Awards in respect of common shares of Moore Wallace Incorporated were adjusted under the terms of the combination involving Moore Wallace Incorporated and R.R. Donnelley & Sons Company).